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                                                                     EXHIBIT 3.1

                                    DELAWARE

                                                                          PAGE 1

                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "VASCULAR SCIENCES CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF JUNE, A.D. 2002, AT 9 O'CLOCK A.M.

      RESTATED CERTIFICATE, FILED THE SIXTEENTH DAY OF JULY, A.D. 2002, AT 4:30 O'CLOCK P.M.

      CERTIFICATE OF AGREEMENT OF MERGER, FILED THE SEVENTEENTH DAY OF JULY, A.D. 2002, AT 9 O'CLOCK A.M.

      RESTATED CERTIFICATE, FILED THE TWENTY-FIFTH DAY OF JULY, A.D. 2002, AT 12 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF AUGUST, A.D. 2003, AT 12:54 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       "Harriet Smith Windsor"

                                       Harriet Smith Windsor, Secretary of State
3520855   8100H   [SEAL OF DELAWARE]   AUTHENTICATION:  3255191

040544757                                                        DATE:  07-26-04

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                          CERTIFICATE OF INCORPORATION
                                       OF
                          VASCULAR SCIENCES CORPORATION

      FIRST: The name of the corporation is Vascular Sciences Corporation (the "Corporation").

      SECOND: The address of its registered office in the State of Delaware is 9 East Loockerman Street in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agent, Inc.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The Corporation is authorized to issue one class of stock, to be designated "Common Stock" with a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred (100).

      FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the "Board of Directors"). In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation (the "Bylaws"), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

      SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws.

      SEVENTH: The name and mailing address of the incorporator is:

            Randy L. Socol, Esq.
            Gray Cary Ware & Freidenrich LLP
            4365 Executive Drive, Suite 1100,
            San Diego, CA 92121-2133

      EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions occurring prior to, such repeal or modification.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of Delaware, does

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

make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of June, 2002.

                                                   "Randy Socol"

                                                   Randy L. Socol, Incorporator

                                        2

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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          VASCULAR SCIENCES CORPORATION

      Vascular Sciences Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: The name of the Corporation is Vascular Sciences Corporation. The Corporation was originally incorporated under the same name and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 5, 2002.

      SECOND: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the original Certificate of Incorporation of this Corporation.

      THIRD: The text of the original Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

      The name of this corporation is Vascular Sciences Corporation (hereinafter sometimes referred to as the "Corporation").

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware, 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock authorized to be issued is Twenty-Three Million (23,000,000) shares. Fifteen Million (15,000,000) shares shall be Common Stock, par value $0.001 per share, and Eight Million (8,000,000) shares shall be Preferred Stock, par value $0.001 per share. Three Million (3,000,000) shares of the Preferred Stock are designated as Series A Preferred Stock ("Series A Stock").

      The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or the Corporation's Certificate of Incorporation, as hereafter may be amended ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable protective provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series of Preferred Stock (other than the Series A Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding or then reserved for issuance. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that

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they had prior to the adoption of the resolution originally fixing the number of shares of such series.

            A.    COMMON STOCK.

                  1. Dividend Rights. Subject to the provisions of Section IV.B.1, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section IV.B.2.

                  3.    Redemption. The Common Stock is not redeemable:

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

            B.    PREFERRED STOCK.

                  1.    Dividend Provisions.

                        (a) The holders of shares of Series A Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior to and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, in an annual amount equal to six percent (6%) of the Original Series A Issue Price (as defined in Section IV.B.2(a)), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

                        (b) So long as any shares of Series A Stock are issued and outstanding, the Corporation shall not declare and distribute any dividends among the holders of Common Stock, nor shall the Corporation purchase, redeem or acquire any shares of Common Stock or pay funds into or set aside or make available a sinking fund for the purchase, redemption or acquisition of shares of Common Stock, unless, in each case, the dividend provided in Section IV.B.1(a) is declared and paid to the holders of Series A Stock prior and in preference to any payment of dividends to the holders of Common Stock. After payment in full of such preferred dividend, dividends shall be paid pro rata to the holders of Common Stock and Series A Stock (determined on an as-converted basis with respect to outstanding shares of Series A Stock). The foregoing restriction shall not apply to dividends of shares of Common Stock payable to holders of the outstanding shares of Common Stock or to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing

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services for the Corporation or any wholly owned subsidiary of the Corporation
(including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares at cost or below cost (or other fixed price intended to be representative of not more than the cost of such shares of Common Stock) upon the occurrence of certain events including, but not limited to, the termination of employment.

                        (c) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be valued in accordance with the provisions of Section IV.B.2(b)(ii).

                  2.    Liquidation Preference

                        (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the remaining assets of the Corporation legally available for distribution shall be distributed to the holders of capital stock of the Corporation in the following order and priority: (i) to each holder of Series A Stock, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (A) $8.00 for each outstanding share of Series A Stock (the "Original Series A Issue Price") held by each such holder and (B) an amount equal to all declared but unpaid dividends on the shares of Series A Stock held by each such holder (if the assets and funds available for distribution pursuant to this clause (i) shall be insufficient to permit the payment to the holders of Series A Stock of such full preferential amounts, then the entire remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Stock in proportion to the number of shares of Series A Stock then owned by each such holder); and (ii) after all distributions pursuant to clause (i) above have been fully paid, to the holders of Common Stock and the holders of Series A Stock pro rata based on the number of shares of Common Stock held by each (determined on an as-converted basis with respect to the outstanding shares of Series A Stock).

                        (b)   Deemed Liquidation.

                              (i)   For purposes of this Section IV.B.2, a
liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by mesas of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition yr sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                              (ii)  In any of the events described in Section
IV.B.2(b)(i), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be delivered to the holders of Series A Stock or Common Stock, as the case may be, shall be valued as follows:

                                    (A)   If traded on a securities exchange or
through the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty
(30) trading days ending three (3) trading days prior to the closing;

                                    (B)   If actively traded over the counter,
the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading days ending three (3) trading days prior to the closing; and

                                    (C)   If there is no active public market,
the value shall be the fair market value thereof, determined in good faith by the Board of Directors.

                              (iii) In the event the requirements of this
Section IV.B.2(b) are not complied with, the Corporation shall either:

                                    (A)   cause such closing to be postponed
until such time as the requirements of this Section IV.B.2 have been complied with; or

                                    (B)   cancel such transaction, in which
event the respective rights, preferences and privileges of the holders of Series A Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section IV.B.2(b)(iv) hereof.

                              (iv)  The Corporation shall give each holder of
record of Series A Stock written notice of such impending transaction described in Section IV.B.2(b)(i) not later than twenty (20) calendar days prior to the stockholders meeting called to approve such transaction, or twenty (20) calendar days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section IV.B.2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) calendar days after the Corporation has given the first notice provided for in this Section IV.B.2(b)(iv) or sooner than ten (10) calendar days after the Corporation has given notice of any material changes provided for herein; provided , however. that such periods may be shortened upon the Corporation's receipt of written consent of the holders of at least a majority of the Series A Stock.

                  3.    Redemption. The Series A Stock shall not be redeemable.

                  4. Conversion. The holders of Series A Stock shall have conversion rights as follows (the "Conversion Rights"):

                        (a) Right to Convert. Each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price as is in effect on the date the certificate is surrendered for conversion. As used herein, the "Conversion Price" shall be defined as follows: the initial Conversion Price per share of Series A Stock shall be the Original Series A Issue Price; provided, however, that such Conversion Price shall be subject to adjustment as set forth in Section IV.B.4(d).

                        (b) Automatic Conversion. Each share of Series A Stock shall automatically be converted into shares of Common Stock at the Conversion Price in effect on the date of and immediately prior to the earlier to occur of
(i) except as provided below in Section IV.B.4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which is not less than $5.60 per share (subject to adjustment for any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration after the first date any shares of Series A Stock are issued (the "Purchase Date")) and with gross proceeds to the Corporation and any stockholders selling shares in such offering of at least $50 million, or (ii) the date specified by the vote, written consent or agreement of the holders of at least two thirds (2/3) of the then outstanding shares of Series A Stock.

                        (c)   Mechanics of Conversion.

                              (i)   Before any holder of Series A Stock shall be
entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled under this Section IV.B.4(c). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                              (ii)  If the conversion is in connection with an
underwritten offering of securities pursuant to the Securities Act, the conversion may, at

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

the option of any holder tendering shares of Series A Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Series A Stock shall not be deemed to have converted such Series A Stock until immediately prior to the closing of such sale of securities.

                        (d) Adjustments to Conversion Price for Certain Dilutive Issuances.

                              (i)   Special Definitions. For purposes of this
Section IV.B.4(d), the following definitions apply:

                              (1)   "Options" shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below);

                              (2)   "Convertible Securities" shall mean any
evidences of indebtedness, shares (other than Common Stock and Series A Stock) or other securities convertible into or exchangeable for Common Stock; and

                              (3)   "Additional, Shares of Common Stock" shall
mean all shares of Common Stock issued (or, pursuant to Section IV.B.4(d)(xiii), deemed to be issued) by the Corporation after the Purchase Date, other than shares of Common Stock issued or issuable:

                                    (A)   to officers, directors or employees
of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the majority vote or written consent of the Board of Directors;

                                    (B)   upon conversion of shares of Series A
Stock;

                                    (C)   to persons or entities with whom the
Corporation has business relationships, including under equipment leasing arrangements, bank or other institutional loans, acquisitions of companies or product lines or any other arrangements, issuances or transactions wherein the principal purpose of the issuance of such shares (or warrants or options) is for non equity financing purposes; provided that such arrangements are approved by the majority vote or written consent of the Board of Directors;

                                    (D)   shares issued upon exercise or
conversion of any options, warrants, convertible notes or other rights to acquire the securities of the Corporation that are outstanding as of the date of this Amended and Restated Certificate of Incorporation;

                                    (E)   shares issued in connection with the
acquisition by the Corporation of voting control or all or substantially all of the assets of another business entity in a transaction approved by the majority vote or written consent of the Board of Directors;

                                    (F)   shares issued or issuable as a result
of any stock split, combination, dividend, distribution, reclassification, exchange or substitution for which an adjustment is provided in Sections IV.B.4(e) or (f) below;

                                    (G)   shares of Common Stock issued or
issuable (i) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (ii) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; or

                                    (H)   for which adjustment of the Conversion
Price is made pursuant to Section IV.B.4(e).

                              (ii)  No Adjustment of Conversion Price. Any
provision herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section IV.B.4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issuance.

                              (iii) Deemed Issue of Additional Shares of Common
Stock. In the event the Corporation at any time or from time to time after the Purchase Date shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions .contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (subject to any applicable exception set forth in Section IV.B.4(d)(3)) issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (1)   no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (2)   if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall effect Common Stock previously issued upon conversion of the Series A Stock);

                              (3)   no readjustment pursuant to clause (2) above
shall have the effect of increasing the .Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                              (4)   upon the expiration or termination of any
unexercised Option or Convertible Security, the Conversion Price shall not be readjusted but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of such Conversion Price; and

                              (5)   in the event of any increase in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, an increase resulting from the anti dilution provisions thereof the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such increase been made upon the basis of such increase, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                              (iv)  Adjustment of Conversion Price for Preferred
Stock upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Purchase Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section IV.B.4(d)(iii)) without consideration, or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Stock and all other Convertible Securities of the

Corporation had been fully converted into shares of Common Stock and any outstanding Options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

      Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than One Cent ($0.01), but any such amount shall be carried forward and any reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate One Cent 00.01) or more.

                              (v)   Determination of Consideration. For purposes
of this Section IV.B.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1)   Cash and Property. Such consideration shall:

                                    (A)   insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B)   insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (C)   in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                              (2)   Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section IV.B.4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing

                                    (A)   the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                    (B)   the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                        (e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Purchase Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                        (f)   Adjustments for Reclassification and
Reorganization. If the Common Stock issuable upon conversion of Series A Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section IV.B.4(e) above or a merger or other reorganization which is treated as a liquidation pursuant to Section IV.B.2(b) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that Series A Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders of Series A Stock upon conversion of their shares immediately before that change.

                        (g) No Impairment. The Corporation will not, by amendment of its Certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section MBA and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Stock against impairment.

                        (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section IV.B.4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock.

                        (i) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up;

      Then, in connection with each such event, the Corporation shall send to the holders of Series A Stock: (1) at least ten (10) calendar days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and
(2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) calendar days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                        (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the Corporation will take such corporate action as tray, in the judgment of the Board of Directors, with the concurrence of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

                        (k) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series A Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If; after such aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any factional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in the judgment of the Board of Directors).

                              (1)   Notices. Any notice required by the
provisions of this Section IV.B.4 to be given to the holders of shares of Series A Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                  5.    Voting Rights.

                        (a) General. The holder of each share of Series A Stock shall have the right to one (1) vote for each share of Common Stock into which such holder's shares of Series A Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share, with 0.5 being rounded up) and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law or as expressly provided herein, and shall be entitled, notwithstanding any provision hereof; to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be further entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                        (b) Board of Directors. The members of the Board of Directors shall be elected by the holders of all of the Corporation's Outstanding Preferred Stock and Common Stock voting together in the manner provided in Section IV.B.5(a) above.

                  6. Status of Converted Stock. In the event any shares of Series A Stock shall be converted pursuant to Section IV.B.4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                    ARTICLE V

      Unless and to the extent that the Certificate of Incorporation or the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI

      The Board of Directors is expressly authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation, but the stockholders may make or adopt additional Bylaws and may amend, alter or repeal the Bylaws of the Corporation, and any bylaw whether adopted by them or otherwise.

                                   ARTICLE VII

      Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a `proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability, loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who had ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraphs of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board Directors of the Corporation. The right to indemnification conferred in the Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      If a claim under the preceding paragraph of this Article VII is not paid in full by the Corporation within thirty (30) calendar days after a written claim has been. received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has teen tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VIII

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing sentence by the stockholders of the Corporation shall not adversely affect arty right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Corporation, has caused this Amended and Restated Certificate of Incorporation to be signed by Richard C. Davis, Jr. M.D., its President and Chief Executive Officer, as of July 16, 2002.

                                             ___________________________________
                                             Richard C. Davis, Jr., M.D.
                                             President & Chief Executive Officer

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of July 17, 2002, by and between OccuLogix Corporation, a Florida corporation ("OccuLogix"), and Vascular Sciences Corporation, a Delaware corporation ("Vascular Sciences").

                                   WITNESSETH:

                  WHEREAS, OccuLogix is a corporation duly organized and existing under the laws of the State of Florida;

                  WHEREAS, Vascular Sciences is a corporation duly organized and existing under the laws of the State of Delaware and is a wholly owned subsidiary of OccuLogix;

                  WHEREAS, on the date of this Merger Agreement, OccuLogix is authorized to issue 30,000,000 shares of voting Common Stock (the "OccuLogix Voting Common Stock"), of which 14,413,442 shares are issued and outstanding, 5,000,000 shares of non-voting Common Stock (the "OccuLogix Non-Voting Common Stock"), of which 1,155,,801 shares are issued and outstanding, and 19,000,000 shares of Preferred Stock (the "OccuLogix Preferred Stock"), 2,325,300 of which have been designated Series A Preferred Stock, all of which are issued and outstanding, and 10,000,000 of which have been designated Series B Preferred Stock, none of which are issued and outstanding;

                  WHEREAS, on the date of this Merger Agreement, Vascular Sciences has authority to issue 15,000,000 shares of Common Stock, par value $0.001 per share (the "Vascular Sciences Common Stock"), of which 100 shares are issued and outstanding and owned by OccuLogix, and 8,000,000 shares of Preferred Stock, par value $0.001 per share (the "Vascular Sciences Preferred Stock"), 3,000,000 of which have been designated Series A Preferred Stock, none of which are issued and outstanding;

                  WHEREAS, the Board of Directors of OccuLogix and the Sole Director of Vascular Sciences have determined that, for the purpose of effecting the reincorporation of OccuLogix in the State of Delaware, it is advisable and to the advantage of said two corporations and their respective shareholders that OccuLogix merge with and into Vascular Sciences upon the terms and subject to the conditions herein provided; and

                  WHEREAS, the respective Boards of Directors of OccuLogix and Vascular Sciences, the shareholders of OccuLogix, and the sole stockholder of Vascular Sciences have adopted and approved this Merger Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, OccuLogix and Vascular Sciences hereby agree to merge as follows:

         1. Merger. OccuLogix shall be merged with and into Vascular Sciences, and Vascular Sciences shall survive the merger (the "Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

         2. Governing Documents.

                  a. The Certificate of Incorporation of Vascular Sciences, in effect on the Effective Date, shall continue to be the Certificate of Incorporation of Vascular Sciences as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

                  b. The Bylaws of Vascular Sciences, in effect on the Effective Date, shall continue to be the Bylaws of Vascular Sciences as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

         3. Directors and Officers. The directors and officers of OccuLogix shall become the directors and officers of Vascular Sciences upon the Effective Date, and the members of any committee of the Board of Directors of OccuLogix shall become members of such committees for Vascular Sciences.

         4. Succession. On the Effective Date, Vascular Sciences shall succeed to OccuLogix in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

         5. Further Assurances. From time to time, as and when required by Vascular Sciences or by its successors and assigns, there shall be executed and delivered on behalf of OccuLogix such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Vascular Sciences, the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of OccuLogix, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Vascular Sciences are fully authorized in the name and on behalf of OccuLogix or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. Stock of OccuLogix.

                  a. Common Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof (i) each share of OccuLogix Voting Common Stock outstanding immediately prior thereto shall be changed and converted into one-fourth (1/4) of a fully paid and nonassessable share of Vascular Sciences Common Stock and (ii) each share of Non-Voting Common Stock outstanding immediately prior thereto shall be changed and converted into one-fourth (1/4) of a fully paid and nonassessable share of Vascular Sciences Common Stock (the "Common Stock Conversion Ratio").

                  b. Preferred Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the OccuLogix Series A Preferred Stock outstanding immediately prior thereto shall be changed and converted into one-fourth (1/4) of a fully paid and nonassessable share of Vascular Sciences Preferred Stock (the "Preferred Stock Conversion Ratio").

                  c. Fractional Shares. No fractional shares shall be issued to a holder with respect to the conversion of any shares of Common Stock or Preferred Stock pursuant to this Section 6. All shares of stock issuable to a holder pursuant to this Section 6 shall be aggregated for purposes of determining whether the conversion set forth herein would result in the issuance of a fractional share, Vascular Sciences shall, in lieu of issuing any fractional shares, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Effective Date (as determined in good faith by the Board of Directors of Vascular Sciences).

         7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates that prior to that time represented shares of OccuLogix capital stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Vascular Sciences capital stock into which the shares of OccuLogix capital stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of OccuLogix or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Vascular Sciences or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Vascular Sciences capital stock evidenced by such outstanding certificate as provided above.

         8. Options, Warrants and All Other Rights to Purchase Stock. Upon the Effective Date, each outstanding warrant to purchase shares of OccuLogix capital stock shall be converted into and become a warrant to purchase the number of shares of Vascular Sciences capital stock determined in accordance with the Common Stock Conversion Ratio or the Preferred Stock Conversion Ratio, as applicable, upon the same terms and subject to the same conditions as set forth in the agreements entered into by OccuLogix pertaining to such warrants. Upon the Effective Date, each outstanding option or other right to purchase shares of OccuLogix capital stock, including those options granted under the OccuLogix 1997 Stock Option Plan (the "1997 Plan") and any other options or rights to purchase shares of the capital stock of OccuLogix shall be converted into and become an option or right to purchase the number of shares of Vascular Sciences capital stock determined in accordance with the Common Stock Conversion Ratio upon the same terms and subject to the same conditions as set forth in the 1997 Plan and any other agreements entered into by OccuLogix pertaining to such options or rights. A number of Vascular Sciences capital stock shall be reserved for issuance upon the exercise of such options, warrants and rights equal to the number of shares of Vascular Sciences capital stock issuable upon the exercise of such options, warrants and rights. As of the Effective Date, Vascular Sciences shall assume all obligations of OccuLogix under agreements pertaining to such options, warrants or rights, including the 1997 Plan, and the outstanding options, warrant or rights, or portions thereof, granted pursuant thereto.

         9. Employee Benefit Plans. As of the Effective Date, Vascular Sciences hereby assumes all obligations of OccuLogix under any and all employee benefit plans in effect as of said sate or with respect to which employee rights or accrued benefits are outstanding as of said date, including the OccuLogix 1997 Stock Option Plan. As of the Effective Date, Vascular Sciences shall assume all obligations of OccuLogix under agreements pertaining to such plans and the outstanding rights granted pursuant thereto.

         10. Outstanding Common Stock of Vascular Sciences. Upon the Effective Date, the one hundred (100) shares of Vascular Sciences Common Stock currently issued and outstanding in the name of OccuLogix shall be canceled and retired and resume the status of authorized and unissued shares of Vascular

Sciences Common Stock, and no shares of Vascular Sciences Common Stock or other securities of Vascular Sciences shall be issued in respect thereof.

         11. Covenants of Vascular Sciences. Vascular Sciences covenants and agrees that it will, on or before the Effective Date:

                  a. Qualify to do business as a foreign corporation in the State of Florida, and in all other states in which OccuLogix is so qualified and in which the failure to so qualify would have a material adverse impact on the business or financial condition of Vascular Sciences. In connection therewith, Vascular Sciences shall irrevocably appoint an agent for service of process in the State of Florida and under applicable provisions of state law in other states in which qualification is required.

                  b. File any and all documents with the Florida Department of Revenue necessary to the assumption by Vascular Sciences of all of the franchise tax liabilities of OccuLogix.

         12. Amendment. At any time before or after approval and adoption by the shareholders of OccuLogix, this Merger Agreement may be amended in any manner as may be determined in the judgment of the Sole Director of Vascular Sciences and Board of Directors of OccuLogix to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect of facilitate the purposes and intent of this Merger Agreement, except that any amendment of the principal terms of this Merger Agreement shall require shareholder approval.

         13. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of OccuLogix or the Sole Director of Vascular Sciences or both, notwithstanding approval of this Merger Agreement by the shareholders of OccuLogix and the sole stockholder of Vascular Sciences.

         14. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Boards of Directors of OccuLogix and Vascular Sciences, respectively is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                  OCCULOGIX CORPORATION, A FLORIDA CORPORATION

                                  By:    "Richard C. Davis Jr., M.D."
                                         ---------------------------------------
                                         President and Chief Executive Officer

                                  By:    "Ray Gonzalez"
                                         ---------------------------------------
                                         Treasurer

                                  VASCULAR SCIENCES CORPORATION, A
                                  DELAWARE CORPORATION

                                  By:    "Richard C. Davis Jr., M.D."
                                         ---------------------------------------
                                         President and Chief Executive Officer

                                  By:    "Ray Gonzalez"
                                         ---------------------------------------
                                         Chief Financial Officer

                           CERTIFICATE OF APPROVAL OF

                         AGREEMENT AND PLAN OF MERGER OF

                          VASCULAR SCIENCES CORPORATION

                            (A DELAWARE CORPORATION)

                  Richard C. Davis, Jr., M.D., and Ray Gonzalez certify that:

         1. They are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Vascular Sciences Corporation, a Delaware corporation (the "Corporation").

         2. This Certificate is attached to the Agreement and Plan of Merger, dated as of July 17, 2002 (the "Merger Agreement"), providing for the merger of OccuLogix Corporation, a Florida Corporation, with and into the Corporation (the "Merger").

         3. The principal terms of the Merger Agreement in the form attached and the Merger were duly approved by the sole director pursuant to an action by written consent dated June 12, 2002.

         4. The total number of outstanding shares of the Corporation entitled to vote on the Merger was one hundred (100) shares of Common Stock.

         5. The principal terms of the Merger Agreement in the form attached and the Merger were duly approved by the holder of 100% of the outstanding shares of the Corporation. The stockholder vote required is the affirmative vote of a majority of the outstanding shares of Common Stock.

                  On the date set forth below, each of the undersigned does hereby further declare under penalty of perjury under the laws of the State of Florida that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and correct of his own knowledge.

                  Executed in Palm Harbor, Florida on July 17, 2002.

                                                "Richard C. Davis, Jr., M.D."
                                                --------------------------------
                                                Chief Executive Officer

                                                "Ray Gonzalez"
                                                --------------------------------
                                                Chief Financial Officer

                           CERTIFICATE OF APPROVAL OF

                         AGREEMENT AND PLAN OF MERGER OF

                              OCCULOGIX CORPORATION

                             (A FLORIDA CORPORATION)

                  Richard C. Davis, Jr., M.D., and Ray Gonzalez certify that:

         1. They are the duly elected and acting Chief Executive Officer and Treasurer , respectively, of OccuLogix Corporation, a Florida corporation (the "Corporation").

         2. This Certificate is attached to the Agreement and Plan of Merger, dated as of July 17, 2002 (the "Merger Agreement"), providing for the merger of the Corporation with and into the Vascular Sciences Corporation, a Delaware corporation (the "Merger").

         3. The principal terms of the Merger Agreement in the form attached and the Merger were duly approved by the Corporation's Board of Directors pursuant to an action by written consent dated June 13, 2002.

         4. The total number of outstanding shares of the Corporation entitled to vote on the Merger was 14,413,442 shares of Common Stock, 1,155,801 shares of non-voting Common Stock and 2,325,300 shares of Series A Preferred Stock.

         5. The principal terms of the Merger Agreement in the form attached and the Merger were duly approved by an affirmative vote of the shareholders which exceeded the vote required, such vote being (i) the affirmative vote of at least a majority of the outstanding shares of the Corporation's voting Common Stock, at least a majority of the outstanding shares of the Corporation's non-voting Common Stock, and at least a majority of the outstanding shares of the Corporation's Series A Preferred Stock, each voting as separate classes, and (ii) the affirmative vote of at least two-thirds of the outstanding shares of the Corporation's voting Common Stock and the Corporation's Series A Preferred Stock, voting together as a single class.

                  On the date set forth below, each of the undersigned does hereby further declare under penalty of perjury under the laws of the State of Florida that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and correct of his own knowledge.

                  Executed in Palm Harbor, Florida on July 17, 2002.

                                                 "Richard C. Davis, Jr., M.D."
                                                --------------------------------
                                                 Chief Executive Officer

                                                 "Ray Gonzalez"
                                                --------------------------------
                                                 Treasurer

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          VASCULAR SCIENCES CORPORATION

         Vascular Sciences Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the Corporation is Vascular Sciences Corporation. The Corporation was originally incorporated under the same name and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 5, 2002. An Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 16, 2002.

         SECOND: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the original Certificate of Incorporation of this Corporation.

         THIRD: The text of the original Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

         The name of this corporation is Vascular Sciences Corporation (hereinafter sometimes referred to as the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware, 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock authorized to be issued is Eighteen Million (18,000,000) shares. Twelve Million (12,000,000) shares shall be Common Stock, par value $0.001 per share, and Six Million (6,000,000) shares shall be Preferred Stock, par value $0.001 per share.

         The Preferred Stock shall be divided into series. The first series shall consist of Two Million Five Hundred Thousand (2,500,000) shares and is designated "Series A Preferred Stock", $0.001 par value per share. The second series shall consist of Two Million (2,000,000) shares and is designated "Series B Preferred Stock", $0.001 par value per share.

         The remaining shares of Preferred Stock may be issued from time to time in one or more additional series. Subject to the limitations contained in the Certificate of Designation or the Corporation's Certificate of Incorporation, as hereafter may be amended or restated ("Protective Provisions"), the Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more additional series and to fix or to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to the Protective Provisions, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to the Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock or the Series B Preferred Stock), subsequent to the issue of that series, but not below the number of shares of such series then outstanding or then reserved for issuance. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

             A.   COMMON STOCK.

                  1.       Dividend Rights. Subject to the provisions of Section
B.1 of this Article IV, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Common Stock will be entitled to receive the assets of the Corporation in accordance with the provisions of Section B.2 of this Article 1Y.

                  3.       Redemption. The Common Stock is not redeemable.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. There shall be no cumulative voting.

             B.   PREFERRED STOCK.

                  1.       Dividend Provisions.

                           (a)      The holders of shares of Series A Preferred
Stock and Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets legally available therefor, dividends at the rate of $0.411216 and $0.34698 per share (as appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events), respectively, prior to and in preference to any declaration or payment of any cash dividend an the Common Stock of the Corporation. Any such dividend shall be declared and distributed among the holders of Series A Preferred Stock and Series B Preferred Stock pro rata based on the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, held by each holder. Such dividends shall not be cumulative.

                           (b)      So long as any shares of Series A Preferred
Stock or Series B Preferred Stock are issued and outstanding, the Corporation shall not declare and distribute any dividends among the holders of Common Stock or any other class or series of shares (such Common Stock and other stock being collectively referred to as "Junior Stock', nor shall the Corporation purchase, redeem or acquire any shares of Junior Stock or pay funds into or set aside or make available a sinking fund for the purchase, redemption or acquisition of shares of Junior Stock, unless, in each case, the dividend provided in Section B.1(a) of this Article IV is declared and paid to the holders of Series A Preferred Stock and Series B Preferred Stock prior and in preference to any payment of dividends to the holders of Junior Stock. After payment in full of such preferred dividend, dividends shall be paid pro rata to the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock (determined on an as converted basis with respect to outstanding shares of Series A Preferred Stock and Series B Preferred Stock). The foregoing restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly owned subsidiary of the Corporation (including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares at cost or below cost (or other fixed price intended to be representative of not more than the cost of such shares of Common Stock) upon the occurrence of certain events including, but not limited to, the termination of employment, the exercise by the Company of aright of first refusal or a vested share repurchase option, provided that all such repurchases are approved by the Board of Directors.

                           (c)      Any dividend or distribution which is
declared by the Corporation and payable in assets of the Corporation other than cash shall be valued in accordance with the provisions of Section B.2(b)(ii) of this Article IV and shall be allocated pursuant to Section B.4(m) of this
Article IV.

                  2.       Liquidation Preference.

                           (a)      In the event of any liquidation, dissolution
or winding up of the Corporation, either voluntary or involuntary, (a "Liquidation Event's the remaining assets of the Corporation legally available for distribution shall be distributed to the holders of Corporation stock in the following order and priority: (i) to each holder of Series B Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other class or series of stock of the Corporation by reason of their ownership thereof, an amount per share equal to:
(A) $5.78297 for each outstanding share (as appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) of Series B Preferred Stock (the "Original Series B Issue Price") held by each such holder, and (B) an amount equal to all declared but unpaid dividends on the shares of Series B Preferred Stock held by each such holder (if the assets and funds available for distribution pursuant to this clause (i) shall be insufficient to permit the payment to the holders of Series B Preferred Stock of such full preferential amounts, then the entire remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock then owned by each such holder); (ii) to each holder of Series A Preferred Stock, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to: (A) $6.8536 for each outstanding share (as appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) of Series A Preferred Stock (the "Original Series A Issue Price") held by each such holder and (B) an amount equal to all declared but unpaid dividends on the shares of Series A Preferred Stock held by each such holder (if the assets and funds available for distribution pursuant to this clause (ii) shall be insufficient to permit the payment to the holders of Series A Preferred Stock of such full preferential amounts, then the entire remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then owned by each such holder); and (iii) after all distributions pursuant to clauses (i) and (ii) above have been fully paid, to the holders of the Preferred Stock (on an as converted to Common Stock basis at the then applicable conversion rates) and the holders of the Common Stock, pro rata, based on the number of shares of Common Stock held by each.

                           (b)      Deemed Liquidation.

                                    (i)      For purposes of Section B.2 of this
Article IV, the holders of not less than two thirds (2/3) of the then outstanding Series B Preferred Stock may elect to have treated as a Liquidation
Event: (A) the exclusive license of all or substantially all of the intellectual property assets of the Corporation in a single transaction or series of related transactions, (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), or (C) a sale of all or substantially all of the shares or assets of the Corporation by a means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); unless in the case of
(B) and (C), the Corporation's stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration for the transaction) hold at least 50% of the voting power of the surviving or acquiring entity.

                                    (ii)     In the event of an election made
pursuant to Section B.2(b)(i) of this Article IV, the value of any non cash consideration received by the Corporation will be deemed to be its fair market value. Any securities to be delivered to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be, shall be valued as follows:

                                        (A)      Securities not subject to
investment letter or other similar restrictions on free marketability:

                                           (1)      If traded on a securities
exchange or through the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) trading days ending three (3) trading days prior to the closing;

                                           (2)      If actively traded over the
counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading days ending three
(3) trading days prior to the closing; and

                                           (3)      If there is no active public
market, the value shall be the fair market value thereof, determined in good faith by the Board of Directors and the holders of at least two thirds (2 l3) of the Series B Preferred Stock then outstanding.

                                        (B)      The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in A(1), (2) or
(3) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors and the holders of at least two thirds (2 /3) of the Series B Preferred Stock then outstanding; provided that if the Board of Directors and the holders of at least two thirds (2/3) of the Series B Preferred Stock then outstanding are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

                                    (iii)    In the event the requirements of
Section B.2 of this Article IV are not complied with, the Corporation shall either:

                                        (A)      cause such closing to be
postponed until such time as the requirements of Section B.2 of this Article IV have been complied with; or

                                        (B)      cancel such transaction, in
which event the respective rights, preferences and privileges of the holders of Series A Preferred

Stock and the holders of Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section B.2(b)(iv) of this Article IV hereof.

                                    (iv)     The Corporation shall give each
holder of record of Series A Preferred Stock and each holder of record of Series B Preferred Stock written notice of such impending transaction described in Section B.2(b)(i) of this Article IV not later than twenty (20) calendar days prior to the stockholders meeting called to approve such transaction, or twenty
(20) calendar days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of Section B.2 of this Article IV, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) calendar days after the Corporation has given the first notice provided for in Section B.2(b)(iv) of this Article IV or sooner than ten
(10) calendar days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the Corporation's receipt of written consent of the holders of at least a majority of the Series A Preferred Stock then outstanding and at least two thirds (2/3) of the Series B Preferred Stock then outstanding.

                  3.       Redemption.

                           (a)      The Series A Preferred Stock is not
redeemable.

                           (b)      At any time after July 25, 2007, the holders
of at least two thirds (2/3) of the Corporation's Series B Preferred Stock may, by written notice to the Corporation ("Redemption Request") but no more than once per calendar year, request that the Corporation redeem all or any portion of the Series B Preferred Stock held by such holders. Within 3 business days of receipt of a Redemption Request, the Corporation shall give notice of the Redemption Request to all other holders of Series B Preferred Stock and such other holders shall have 10 business days from the date of receipt of such notice from the Corporation to advise the Corporation if they intend to participate in the redemption. Within 20 business days of the date of receipt of the Redemption Request, the Corporation shall, to the extent that it has legally available funds, complete such redemption by payment to each holder named in the Redemption Request and any other holder who notified the Corporation within the 10 day period specified above, of the Redemption Price (as defined below) in cash or by check, against delivery by each holder of a share certificate or certificates representing the shares to be redeemed. If such certificate or certificates represents more than the number of shares being redeemed, the Corporation shall in exchange for such certificate deliver to the holder a certificate representing the number of shares not subject to the Redemption Request. If the Corporation does not have legally available funds to pay the entire Redemption Price, the Corporation shall complete the redemption by payment in cash or by check of the amount of funds legally available to it (to be divided pro rata among the participating holders) and delivery to each participating holder of an unsecured promissory note (a "Promissory Note") in an amount equal to the balance of the

Redemption Price bearing interest at the rate of 6% per annum, compounded quarterly. Each Promissory Note shall be payable in three equal annual installments commencing on the first anniversary of the date of issuance of the Promissory Note. The Redemption Price shall be equal to two times the Original Series B Issue Price (as appropriately adjusted for stock splits, stock dividends, recapitalizations, and similar events) plus all declared or accumulated but unpaid dividends on the shares.

                  4. Conversion. The holders of Series A Preferred Stock and the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a)      Right to Convert. Each share of Series A
Preferred Stock and Series B Preferred Stock shall be convertible, without the payment of additional consideration, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, (i) with respect to each share of Series A Preferred Stock, by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; and, (ii) with respect to each share of Series B Preferred Stock, by dividing the Original Series B Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. As used herein, the "Conversion Price" shall be defined as follows: the initial Conversion Price per share of Series A Preferred Stock and Series B Preferred Stock shall be the Original Series A Issue Price and the Original Series B Issue Price, respectively; provided, however, that such Conversion Prices shall be subject to adjustment as set forth in Section B.4(d) of this Article IV.

                           (b)      Automatic Conversion. Each share of Series A
Preferred Stock and Series B Preferred Stock shall automatically be converted, without the payment of additional consideration, into shares of Common Stock at the Conversion Price, as applicable, in effect on the date of and immediately prior to the earlier to occur of (i) except as provided below in Section B.4(c) of this Article IV, the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which is not less than $11.56594 per share (as appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) and with net proceeds to the Corporation of at least $50 million after deduction of underwriters commissions and expenses and provided that such shares of Common Stock are listed for trading on the NASDAQ National Market, the New York Stock Exchange or such other United States or Canadian stock exchange as is approved by the Board of Directors (ii) with respect to the Series A Preferred Stock only, the date specified by the vote, written consent or agreement of the holders of at least two thirds (2/3) of the then outstanding shares of Series A Preferred Stock or (iii) with respect to the Series B Preferred shares only, the date specified by written consent or agreement by holders of at least two thirds (2/3) of the then outstanding shares of Series B Preferred Stock.

                           (c)      Mechanics of Conversion.

                                    (i)      Before any holder of Series A
Preferred Stock or Series B Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, or to the nominees of such holder, as the case may be, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled under Section B.4(c) of this Article IV. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock. issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                    (ii)     If the conversion is in connection
with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock or Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Series A Preferred Stock or Series B Preferred Stock shall not be deemed to have converted such Series A Preferred Stock or Series B Preferred Stock until immediately prior to the closing of such sale of securities,

                                    (iii)    Any dividends that are declared but
unpaid on the Series B Preferred Stock, immediately prior to conversion into Common Stock, shall be paid upon such conversion. Such payment shall be made, at the Corporation's option, either (a) in cash out of assets of the Corporation legally available therefor or (b) in shares of Common Stock having an aggregate fair market value equal to the amount of such declared and unpaid dividends.

                           (d)      Adjustments to Conversion Price for Certain
Dilutive Issuances.

                                    (i)      Special Definitions. For purposes
of Section B.4(d) of this Article IV, the following definitions apply:

                                        (A)      "Options" shall mean rights,
options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below);

                                        (B)      "Convertible Securities" shall
mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock, but excluding Options; and

                                        (C)      "Additional Shares of Common
Stock" shall mean all shares of Common Stock issued (or, pursuant to Section B.4(d)(iii) of this Article IV, deemed to be issued) by the Corporation after July 25, 2002 (the "Purchase Date"), other than shares of Common Stock issued or issuable:

                                           (1)      to officers, directors or
employees of, or consultants to, the Corporation for the primary purpose of soliciting or retaining their services pursuant to stock option or stock purchase plans or agreements on terms approved by the majority vote or written consent of the Board of Directors (including all nominees of the Series B Preferred Stock to the Board of Directors);

                                           (2)      upon conversion of shares of
Series A Preferred Stock or Series B Preferred Stock;

                                           (3)      to persons or entities with
whom the Corporation has business relationships, in connection with bona fide arm's length equipment leasing arrangements, bank or other institutional loans, or other bona fide arm's length transactions wherein the principal purpose of the issuance of such shares (or warrants or options) is for non equity financing purposes; provided, that all such arrangements and transactions are approved by the majority vote or written consent of the Board of Directors;

                                           (4)      upon exercise or conversion
of any options, warrants, convertible notes or other rights outstanding as of the Purchase Date to acquire the securities of the Corporation;

                                           (5)      in connection with the bona
fide arm's length acquisition by the Corporation of voting control or all or substantially all of the assets of another business entity in a transaction approved by the majority vote or written consent of the Board of Directors;

                                           (6)      as a result of any stock
split, combination, dividend, distribution, reclassification, exchange or substitution for which an adjustment is provided in Sections B.4(e) or (f) of this Article IV below; or

                                           (7)      in an underwritten public
offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock pursuant to Section B.4(b) of this
Article IV.

                                    (ii)     No Adjustment of Conversion Price.
No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section B.4(d)(iv) of this Article IV hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issuance.

                                    (iii)    Deemed Issue of Additional Shares
of Common Stock. In the event the Corporation at any time or from time to time after the Purchase Date shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                        (A)      no further adjustment in the
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (B)      if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall effect Common Stock previously issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock);

                                        (C)      no readjustment pursuant to
clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                        (D)      Upon the expiration or
termination of any unexercised Option or Convertible Security, the Conversion Price shall not be readjusted but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of such Conversion Price; and

                                        (E)      In the event of any increase in
the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, an increase resulting from the anti dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option Or Convertible Security not exercised or converted prior to such increase been made upon the basis of such increase, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

         In the event the Corporation, after the Purchase Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Purchase Date or were issued after the Purchase Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Purchase Date and the provisions of Section B.4(d)(iii) of this Article IV shall apply.

                                        (F)      Adjustment of Conversion Price
for Preferred Stock upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Purchase Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section IV.B.4(d)(iii)) without consideration, or for a consideration per share less than the applicable Conversion Price with respect to such series of Preferred Stock in effect on the date of and immediately prior to such issue (and expressly excluding the Series A Preferred Stock with respect to the issuance of any shares of Series B Preferred Stock), then, and in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock and all other Convertible Securities of the Corporation had been fully converted into shares of Common Stock and any outstanding Options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                                    (iv)     Determination of Consideration. For
purposes of Section B.4(d) of this Article N, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                        (A)      Cash and Property. Such
consideration shall:

                                           (1)      insofar as it consists of
cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                           (2)      insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                           (3)      in the event Additional
Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                                        (B)      Options and Convertible
Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section BA(d)(iii) of this Article IV, relating to Options and Convertible Securities shall be determined by dividing

                                           (1)      the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                           (2)      the maximum number of shares
of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                                        (e)      Adjustments to Conversion
Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Purchase Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                                        (f)      Adjustments for
Reclassification and Reorganization. If the Common Stock issuable upon conversion of Series A Preferred Stock or Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section BA(e) of this Article IV or a merger or other reorganization which is treated as a Liquidation Event pursuant to Section B.2(b) of this Article 1V), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that Series A Preferred Stock and Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders of Series A Preferred Stock and the holders of Series B Preferred Stock upon conversion of their respective shares immediately before that change.

                                        (g)      No Impairment. The Corporation
will not, by amendment of its Certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section B.4 of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock and Series B Preferred Stock against impairment.

                                        (h)      Certificates as to Adjustments.
Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section B.4 of this Article 1V, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and each holder of Series B Preferred Stock a certificate executed by the Corporation's Chief Executive Officer or Chief Financial Officer setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock or Series B Preferred Stock.

                           (i)      Notices of Record Date. In the event that
the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up;

                  Then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock and Series B Preferred
Stock: (1) at least ten (10) calendar days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) calendar days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                           (j)      Reservation of Stock Issuable Upon
Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock or Series B Preferred Stock, the Corporation will take such corporate action as may, in the judgment of the Board of Directors, with the concurrence of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

                           (k)      Fractional Shares. No fractional shares
shall be issued upon the conversion of any share or shares of Series A Preferred Stock or Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock or Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the

Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in the judgment of the Board of Directors).

                           (l)      Notices. Any notice required by the
provisions of Section B.4 of this Article IV to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be given in writing and shall be deemed to be effectively given five days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to each holder of record at his address appearing on the books of the Corporation.

                           (m)      Other Distributions. In the event the
Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section B.4 of this Article IV, then, in each such case for the purpose of Section B.4 of this Article IV, the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series A Preferred Stock and Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

                  5.       Voting Rights.

                           (a)      General. The holder of each share of Series
A Preferred Stock or Series B Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock or Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share, with 0.5 being rounded up) and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law or as expressly provided herein, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be further entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, other than in the election of directors.

                           (b)      Series B Directors. The holders of Series B
Preferred Stock shall be entitled to elect the number of directors to the Board of Directors as set forth in the Investors' Rights Agreement dated as of July 25, 2002 between the Corporation, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Common Stock (the "Investors' Rights Agreement"), as may be amended from time to time.

                           (c)      Common Directors. The holders of Common
Stock shall be entitled to elect the number of directors to the Board of Directors as set forth in the Investors' Rights Agreement, as may be amended from time to time.

                  6.       Protective Provisions.

                           (a)      In addition to any other rights provided by
law, so long as at least 524,070 shares of Series B Preferred Stock are outstanding (as adjusted for any stock split, stock dividend or recapitalization with respect to the Series B Preferred Stock), the Corporation shall not, without first obtaining the prior approval (by vote or written consent, as provided by law) of the holders of at least two thirds (2 l3) of the then outstanding shares of Series B Preferred Stock:

                                    (i)      alter or change the rights,
preferences or privileges of the Series B Preferred Stock;

                                    (ii)     amend or waive any provision of the
Corporation's constating documents, By Laws or any Certificate of Designation;

                                    (iii)    authorize or issue, or authorize or
effect any reclassification of, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, having a preference over or being on a parity with, Series B Preferred Stock with respect to voting, dividend rights, redemption rights, liquidation preferences or otherwise;

                                    (iv)     sell, convey or otherwise dispose
of or encumber all or substantially all of its property or business; merge into or consolidate with any other entity (other than a wholly owned subsidiary corporation); or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of or transferred; provided, however. that consent of the outstanding shares of Series B Preferred Stock shall not be specifically required for any transaction contemplated by Section B.6(a)(iii) of this Article IV unless such transaction would yield a return to such holders of less than two times the aggregate amount that such holders have invested in the Series B Preferred Stock;

                                    (v)      liquidate, dissolve or wind up the
Corporation's business in any form of transaction or effect any Liquidation Event (including a deemed Liquidation Event pursuant to Section B.2(b) of this Article IV);

                                    (vi)     redeem any Junior Shares or Series
A Preferred Stock;

                                    (vii)    take any action which results in
all or substantially all of the intellectual property assets of the Corporation being licensed or sold in a single transaction or a series of related transactions;

                                    (viii)   increase or decrease the size of
the Board of Directors;

                                    (ix)     declare or pay any dividends (other
than dividends on the Series B Preferred Stock in accordance with the Certificate of

Incorporation) or make any other distribution, directly or indirectly, on account of any shares of equity securities now or hereafter outstanding;

                                    (x)      change the Corporation's current
line or lines of business; or

                                    (xi)     enter into any agreement to do any
of the foregoing without first obtaining the approval of the holders of at least two thirds (2 /3) of the then outstanding shares of Series B Preferred Stock.

                  7. Status of Converted Stock. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be converted pursuant to Section B.4 of this Article IV hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                    ARTICLE V

         Unless and to the extent that the Certificate of Incorporation or the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI

         The Board of Directors of the Corporation is expressly authorized, subject to the Protective Provisions in Article TV, to make, adopt, amend, alter or repeal the Bylaws of the Corporation, but the stockholders may make or adopt additional Bylaws and may amend, alter or repeal the Bylaws of the Corporation, and any bylaw whether adopted by them or otherwise.

                                   ARTICLE VII

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability, loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who had ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph of this
Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board Directors of the Corporation. The right to indemnification conferred in the Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provide , however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         If a claim under the preceding paragraph of this Article VII is not paid in full by the Corporation within thirty (30) calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VIII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation maybe kept (subject to any provision contained in the statutes) outside of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard C. Davis, Jr., M.D., its President and Chief Executive Officer, as of July 25, 2002.

                                    /s/ Richard C. Davis, Jr. M.D.
                                    ------------------------------------------
                                    Richard C. Davis, Jr., M.D.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          VASCULAR SCIENCES CORPORATION

                  VASCULAR SCIENCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: that the following resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, and declaring such amendment to be advisable and declaring that such amendment be submitted to the stockholders of the Corporation for their approval. The resolutions are as follows:

                           RESOLVED that there is hereby adopted an amendment to
                  the corporation's Certificate of Incorporation pursuant to which the authorized capital stock of the Corporation shall be changed from 12,000,000 shares of Common Stock, $.001 par value to 25,000,000 shares of Common Stock, $.001 par value; and, in connection with such change, the first paragraph of
                  Article IV of the Certificate of Incorporation of the Corporation shall be amended to read as follows:

                           The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock authorized to be issued is Thirty-One Million (31,000,000) shares. Twenty-Five Million (25,000,000) shares shall be Common Stock, par value $0.001 per share, and Six Million (6,000,000) shares shall be Preferred Stock, par value $0.001 per share.

                           RESOLVED that the Board of Directors determines that
                  the capital stock of the Corporation will not be decreased on account of the foregoing amendment, declares the foregoing amendment to the Corporation's Certificate of Incorporation to be advisable, and directs that the amendment be submitted to the stockholders of the Corporation for their approval pursuant to Section 242(b) of the General Corporation Law of the State of Delaware.

                  SECOND: that the Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the stockholders of the Corporation at a meeting duly called, noticed and held, after having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  THIRD: that the capital stock of the Corporation will not be reduced under, or by reason of, the foregoing amendment to the Certificate of Incorporation of the Corporation.

                  IN WITNESS WHEREOF, VASCULAR SCIENCES CORPORATION has caused this certificate to be signed by Richard C. Davis, Jr., its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this "27th" day of August, 2003.

                                        VASCULAR SCIENCES CORPORATION

                                        By:  "Richard C. Davis"
                                             ----------------------------------
                                             Richard C. Davis, Jr., President

                            CERTIFICATE OF AMENDMENT

                                       OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          VASCULAR SCIENCES CORPORATION

         Vascular Sciences Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), hereby certifies:

FIRST: The amendment set forth below to the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted by its Board of Directors and stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

         RESOLVED: To amend the Amended and Restated Certificate of Incorporation of the Corporation to delete Article 1, in its entirety, and to replace the same with the following:

         1.       The name of the corporation is OccuLogix, Inc.

SECOND: That this Certificate of Amendment of the Amended and Restated Certificate of Incorporation shall be effective on July __, 2004.

                                      * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the __ day of July, 2004.

                                            VASCULAR SCIENCES CORPORATION

                                            By: ________________________________
                                                   Name: Elias Vamvakas
                                                   Title: Chairman of the Board